                                                                    EXHIBIT 23.4

                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 14, 2002, except for notes 9c and 10 which are as of July 1, 2002, relating to the consolidated financial statements of Aeries Healthcare Corporation (d/b/a Riveredge Hospital), as of December 31, 2001 and 2000 and for the year ended December 31, 2001 and the ten month period ended December 31, 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

Chicago, Illinois
December 29, 2003